Exhibit 10.16

THIS AGREEMENT made in duplicate the 16th day of July, 1986.

BETWEEN:

RICHARD HASLINGER, of the town of Fort St. James, in the Province of British Columbia,

(hereinafter called the “Optionor”)

OF THE FIRST PART

AND:

LINCOLN RESOURCES INC. a company incorporated under the laws of Canada,

(hereinafter called “Lincoln”)

OF THE SECOND PART

WITNESSETH that in consideration of the mutual covenants, conditions and agreements hereinafter contained, the parties hereto have agreed and do hereby agree as follows:

1.             REPRESENTATIONS OF OPTIONOR

The Optionor represents and warrants to Lincoln that:

(i)            He is the recorded and beneficial owner of the four (4) mining claims located in the Mt. Milligan area, in the Province of British Columbia and listed in Schedule “A” hereto (hereinafter called the “Mining Lands”);

2.             LINCOLN COVENANTS

Lincoln covenants and agrees:

(i)            to pay all costs incurred by it in connection with the preparation of this Agreement;

(ii)           to pay all costs of the preparation and registration of the transfers of the Mining Lands referred to in Clause 4 below; and

(iii)          to do and record sufficient assessment work, if required, and to pay all taxes and to keep the Mining Lands in good standing in accordance with the laws which affect them, while the right of Lincoln to enter upon and explore and develop the Mining Lands hereunder shall remain in full force and effect.

3.             RIGHT OF LINCOLN TO EXTEND

(a)           Lincoln when not in default hereunder, may extend the time within which it may enter upon and explore and develop the Mining Lands hereinbefore granted:

(i)            to the 31st day of December, 1986 upon the payment of six thousand ($6,000.00) dollars on or before August 1, 1986 and the issuance of sixty thousand shares (60,000) in the capital stock of Lincoln as approved and subject to the regulations of the Vancouver Stock Exchange (V.S.E.) and the Superintendent of Brokers (S.O.B.).

(ii)           to the first day of August, 1987 upon payment of fourteen thousand ($14,000.00) dollars on or before December 31st, 1986.

(iii)          to the 31st day of December, 1987 upon payment of twenty thousand ($20,000.00) and the issuance of 60,000 shares on or before December 31st, 1986.

(iv)          to the first day of August, 1988 upon payment of the sum of fifteen thousand ($15,000.00) dollars on or before December 31st, 1987.

(v)           to the 31st day of July, 1989 upon payment of the sum of sixty thousand ($60,000.00) dollars on or before the 1st day of August, 1988.

(vi)          to the 1st day of August, 1990 upon the payment to the optionor of the further sum of five hundred thousand ($500,000.00) dollars on or before the 1st day of August, 1989 whereupon a 100% interest in all right, title and minerals of the claims shall be vested to Lincoln subject to the 2% net smelter returns of Clause 7.

(b)           It is further understood and agreed that the rights and options herein granted by the Optionor to Lincoln shall cease and terminate:

(i)            if the payments referred to in Clause 3(a) hereof are not paid; or

(ii)           if the covenants set forth in Clause 2 hereof are not carried out; or

(iii)          if the Optionor is not given the notice as provided in Clause 5 hereof.

4.             DELIVERY OF TRANSFERS

(a)           The Optionor will forthwith cause to be executed and delivered to Lincoln good and sufficient transfers of the Mining Lands in favour of Lincoln with such supporting documents as would be required to permit the registration of such transfers.

(b)           Lincoln shall execute and deliver to the Optionor good and sufficient transfers of the Mining Lands in favour of the Optionor with such supporting documents as would be required to permit the registration of such transfers in the event that the notice is not given as provided in Clause 5 or if the right to enter upon and explore and develop the Mining Lands shall lapse or be abandoned.

5.             NOTICE OF INTENTION TO RETAIN THE MINING LANDS

At any time prior to the time when the right to enter upon and explore and develop the Mining Lands shall lapse or be abandoned, Lincoln may propose by notice in writing to the Optionor (hereinafter called the “Notice of Intention”) that the Mining Lands be retained by Lincoln.

6.             LINCOLN’S OBLIGATION AND RIGHT ON GIVING NOTICE OF INTENTION

Lincoln upon giving of the Notice of Intention shall thereupon be deemed to have acquired all right, title and interest of the Optionor in the Mining Lands, subject to the obligation of Lincoln to pay and the Net Smelter Returns as provided in Clause 7 below.

7.             PAYMENT OF NET SMELTER RETURNS

If the Mining Lands are brought into production by Lincoln then Lincoln shall pay to the Optionor a Production Royalty of two percent (2%) Net Smelter Returns attributable to production of ores and mineral products from the Mining Lands by Lincoln determined in accordance with Schedule “B” hereto.

8.             TERMINATION — ABANDONMENT

It is understood and agreed that nothing herein contained nor any payment or expenditure by Lincoln on or in connection with the Mining Lands nor the doing of any other act or thing by Lincoln under the terms of this Agreement prior to the giving of the Notice of Intention shall obligate it to do anything else hereunder, except only that Lincoln shall do and record the assessment work and pay the taxes on the Mining Lands as provided for in (iii) of Clause 2 hereof, and shall do and carry out sufficient work on the Mining Lands or make whatever payments are necessary so that the Mining Lands will be kept in good standing.  Lincoln may (a) terminate the rights herein granted at any time when not in default in respect of the assessment work in the Mining Lands provided for in Clause 2 hereof, by notice in writing given to the Optionor, provided that if notice of termination is duly given by Lincoln as aforesaid, Lincoln shall be under no obligation to make any payment or do anything hereunder from and after the date such notice is given, and (b) deliver to the Optionor at any time when not in default in respect of the assessment work on the Mining Lands provided for in Clause 2 hereof, transfers of any of the mining claims or other rights comprising the Mining Lands on written notice to the

Optionor and thereafter the term “Mining Lands” as used in this Agreement shall mean the remainder of the mining claims or other rights described in Clause 1 above and Lincoln shall have no further obligations with respect to the mining claims or other rights so transferred.

9.             GOOD MINING PRACTICE

All work done by Lincoln on the Mining Lands shall be done in accordance with good mining practice and in compliance with the mining laws of British Columbia.

10.          LIENS

Lincoln agrees that it will pay or cause to be paid all workmen or wage earners employed by it on the Mining Lands and for all material purchased by it in connection with its work on the Mining Lands which might give a lien or privilege thereon, and should any such lien or privilege be recorded against the Mining Lands in consequence of any work done thereof by or for Lincoln it will, on this fact becoming known to it, forthwith take active proceedings to have such lien or privilege removed and will have the same removed with all reasonable dispatch, provided nevertheless that Lincoln may contest any claim of lien or privilege which it desires to dispute.

11.          FORCE MAJEURE

Time shall be of the essence of this Agreement, provided nevertheless that notwithstanding anything to the contrary contained herein, it is agreed that if Lincoln should at any time or times during the currency of the rights herein granted be delayed in or prevented from carrying on exploration on the Mining Lands in such manner as it desires by reason of fires, power shortages, strikes, lockouts, shortages of suitable labour, equipment or materials, wars, acts of God, the Queen’s enemies or government regulations or any other thing beyond the control of Lincoln the period of all such delays resulting from such causes or any of them, shall be excluded in computing the time within which anything required or permitted by Lincoln to be done, is to be done hereunder, it being understood and agreed that the time within which anything is to be done hereunder shall be extended by the total period of all such delays.

12.          REMOVAL OF BUILDINGS

In case the rights herein granted shall be terminated (a) all buildings, plant, equipment, machinery, tools, appliances and supplies which may have been brought upon the Mining Lands during the currency of this Agreement may be removed by Lincoln at any time not later than one hundred and eighty (180) days after the termination of this Agreement, and if not so removed shall become the property of the Optionor, and (b) Lincoln will take all necessary action to leave the Mining Lands in a safe and clean condition in accordance with applicable laws and regulations.

13.          REPORTS OF TERMINATION

In case the rights herein granted shall be terminated, Lincoln will, within thirty (30) days after the written demand of the Optionor, deliver to the Optionor one set of copies of maps, assay plans, diamond drill records, and all drill core not assayed or not required for follow-up, if any, prepared by or for Lincoln relative to the Mining Lands and its operations thereon, and not therefore delivered to the Optionor.

14.          FURTHER ASSURANCES

The parties hereto covenant and agree that they will, without further consideration, from time to time, execute and deliver such further instruments and assurances as may be reasonably required for the purposes of carrying out the provisions of the Agreement

15.          REPORTS BY LINCOLN

Lincoln agrees that it will from time to time during the currency of the options herein granted advise the Optionor as to the work done hereunder by Lincoln on the Mining Lands.  Lincoln will provide a summary of activities for each year on or about December 31st of each year.

The Optionor shall be entitled to appoint a representative to enter upon the Mining Lands at all reasonable times for the purpose of inspecting the work being done thereon provided that such inspection shall not be allowed to interrupt or interfere with any work being carried on by Lincoln.

It is understood and agreed that neither the Optionor nor his representatives shall have any claim or demand against Lincoln for any injury or damage to persons or property which may be sustained or occurred by reason of such representative being on the Mining Lands in exercise of such right and the Optionor agrees to hold Lincoln harmless from any such claim or demand, provided that such injury or damage shall not have been caused solely by the negligence or willful act of Lincoln or its servants or agents.

16.          CONFIDENTIALITY OF INFORMATION

It is understood and agreed that all information, data, reports and results on or in respect of the Mining Lands obtained or received by the Optionor shall be kept confidential by the Optionor and shall not be disclosed by anyone, unless Lincoln agrees in writing.

17.          ASSIGNMENT

It is understood and agreed that the parties hereto may not assign all or any part of their respective interest in this Agreement without the consent of the other; provided, however, that Lincoln may assign its interest herein in whole or in part to the continuing corporation resulting from any statutory amalgamation, merger or consolidation in which it is a participant or to any corporation, which acquires all or substantially all of its assets and liabilities, or which agrees to option or develop the claims, if such permitted assignee agrees in writing to assume the obligations herein of the assignor and provided that no assignment of any interest in this Agreement shall relieve the party making it of any of its obligations hereunder.

18.          RIGHT OF FIRST REFUSAL

The Optionor covenants and agrees that from the date of the giving of the Notice of Intention the Optionor shall not sell, assign, pledge, transfer or otherwise dispose of the Production Royalty interest provided for in Clause 8 hereof unless the Optionor shall first submit to Lincoln a written offer specifying the royalty interest offered for sale, the offering price and other terms and conditions of sale.  Lincoln shall have sixty (60) days after receipt of such notices within which to elect by sending a written notice to the Optionor, to acquire such offered royalty interest at the price and on the terms and conditions so specified.  If Lincoln shall fail to elect to acquire such royalty interest within such sixty (60) days, the Optionor shall be entitled for a period of sixty (60) days after the expiration of the first sixty (60) day period to sell all such offered royalty interest at a price and on terms and conditions not less favourable then those specified in such notice.  If the Optionor shall not have sold such offered royalty interest during such second sixty (60) day period, the Optionor shall not thereafter sell, assign, transfer or otherwise dispose of such royalty interest (or any portion thereof) unless such transaction shall be made after further notice to and opportunity to purchase by the other party in the manner above provided.

19.          GOVERNING LAWS

This Agreement shall be governed and interpreted in accordance with the laws of the Province of British Columbia and shall, for all purpose, be deemed to have been made in the Province of British Columbia.

20.          CANADIAN FUNDS

All references to money herein shall refer to Canadian funds.

21.          GOOD FAITH

The Parties hereto shall at all times during the currency of this Agreement and after the termination of this Agreement during the period, if any, when the provisions of this Agreement continue to apply, act in good faith in respect to the others, and do or cause to be done all things within their respective powers which may be necessary or desirable to give full effect to the provisions hereof.

22.          SUPERSESSION

All the terms, covenants and conditions respecting the options herein granted are embodies herein; and, upon the execution and delivery of this Agreement by all of the parties hereto, all rights and liabilities arising by virtue of any and all statements or agreements (whether oral or written) heretofore made or entered into with respect to the lands comprising the Mining Lands between the parties hereto are terminated by this Agreement.

23.          NOTICE

Unless otherwise provided herein, any notice or other communication to a party under this Agreement may be given or served by registered mail, postage prepaid, addressed as follows:

If to the Optionor:

Mr. Richard Haslinger

P.O.Box 335

Fort St. James, B.C.

V0J 1P0

If to Lincoln:

Lincoln Resources Inc.

#510 — 800 West Pender Street

Vancouver, B.C.

V6R 2V6

Any notice or other communication so mailed shall be deemed to have been given or served the third day after it is deposited in any post office in Canada.  Either party may change its address for service at any time by notice in writing to the other.

24.          SUCCESSORS AND ASSIGNS

This Agreement, subject to the provisions of Clauses 17 and 18 hereof, shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year above written.

SIGNED SEALED AND DELIVERED	)
by RICHARD HASLINGER in the	)
presence of:	)
)
)
Signature on file	)	Signature on file
Witness		RICHARD HASLINGER
(James A. Lane, Government Agent,
P.O. Box 1329, Fort St. James, BC)

The COMMON SEAL of LINCOLN	)
RESOURCES INC. was hereunto	)
affixed in the presence of:	)
)
	)	c/s
Signature on file	)
Robert Hunter	)
)
)
Signature on file	)
David Copeland	)

THIS IS SCHEDULE “A”

To the annexed Agreement between

RICHARD HASLINGER and

LINCOLN RESOURCES INC.

Made as of the 16th day of July, 1986

The four (4) mining claims consisting of seventy-six (76) units and which comprise the Mining Lands referred to in Clause 1(i) of the annexed Agreement are as follows:

Record #

HEIDI 1	6136

HEIDI 2	6137

HEIDI 3	6138

HEIDI 4	6280

THIS IS SCHEDULE “B”

to the annexed Agreement between

RICHARD HASLINGER and

LINCOLN RESOURCES INC.

made as of the 16th day of July, 1986

PRODUCTION ROYALTY

1.             For the purposes of this Schedule and for determining the Production Royalty referred to in Clause 7 of the Agreement to which this Schedule is attached, the term Net Smelter Returns shall have the following meaning, have the following deductions, and commence on the following basis:

a)    Net Smelter Returns for the purposes hereof shall mean any and all amounts returned from smelter to Optionee after deduction of smelting and refining charges and transportation costs.  Net Smelter Returns shall apply to the sale or deemed sale of all ores produced from the Property or concentrates derived therefrom determined in accordance with generally accepted accounting principles consistently applied.

b)    If the ores or concentrates are treated at a smelter or refinery owned, operated or controlled by the Optionee or an affiliate of the Optionee, smelting and refining charges are to be equivalent to the prevailing rates charged by similar smelters and refineries in arm’s length transactions for the treatment of like quantities and quality of ores and concentrates.

c)     For the purpose of this Schedule and Agreement and for determining the Net Smelter Return, the following shall apply:

(i)            The payment of Net Smelter Returns shall not commence until the said claims have been put into commercial production as hereinafter defined and according to the following schedule:

a)    Year one of commercial production — no payment of Net Smelter Returns;

b)    Year two of commercial production — no payment of Net Smelter Returns;

c)     Year three of commercial production — the payment of Net Smelter Returns shall commence and continue each year thereafter as long as commercial production is maintained;

d)    Net Smelter Returns shall be calculated by the Optionee at the end of the calendar quarter in which the ores or concentrates from the Property were sold or otherwise deemed disposed of and payment to the Optionors shall be made by the Optionee within 45 days after the end of each quarter.

2.     “Commencement of Commercial Production” means:

a)    If a Mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, such concentrator processed ore from the Property at 60% of its rated concentrating capacity, or

b)    If no Mill is located on the Property, the last day of the first period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues; but no period of time during which ore or concentrate is shipped from the Property for testing purposes, and no period of time during which milling operations are undertaken as initial tune-up, shall be taken into account in determining the date of Commencement of Commercial Production.